EXHIBIT 2(j)(1)

AMENDED AND RESTATED

CUSTODY AGREEMENT

AGREEMENT entered into on the 5th day of October, 1995, as amended and restated on March 31, 1998 between THE MEXICO FUND, INC., represented by its President, José Luis Gómez Pimienta (the “FUND”) and BANCOMER, S.A. in its capacity as custodian of the assets of the FUND, represented by                                  (the “CUSTODIAN”).

I.

DEFINITIONS

1. The term “Authorized Person” shall mean such officers and employees of the FUND as are authorized to give Instructions to the CUSTODIAN.

2. The term “Instructions” shall mean an oral or a written communication (including messages transmitted by telephone, telex, facsimile transmission or any other such system whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication) given by an Authorized Person of the FUND, unless otherwise specifically provided.

3. The term “Securities” shall mean securities as defined in the 1940 Act whether or not held by the CUSTODIAN.

4. The term “Assets” shall mean all assets of the FUND entrusted to the safekeeping of the Custodian for the benefit of the FUND including, without limitation, cash, bank deposits, stocks, debentures, bonds (including bank indemnity bonds1 and Tesobonos), Federal Treasury Certificates,2 promissory notes, bills of exchange, and generally, any other type of credit instrument or document that represents some right or interest in Securities, money, bank deposits or other property.

5. The terms “Transfer Agent” and “Dividend Paying Agent” refer to American Stock Transfer & Trust Company and any successor.

6. The term “Investment Adviser” refers to Impulsora del Fondo México, S.A. de C.V. and any successor.

1.	Bonos de indemnización bancaria.

2.	Certificados de la Tesorería de la Federación, or CETES.

II.

REPRESENTATIONS

1.	The FUND represents:

A.	That it is a corporation legally organized and existing under the laws of the State of Maryland, United States of America, with its principal address in the State of Maryland at The Corporation Trust, Incorporated, 300 East Lombard Street, 14th Floor, Baltimore, Maryland, 21202, U.S.A.; and

B.	That it operates as a management investment company under the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.	The CUSTODIAN represents:

A.	That the CUSTODIAN is a national credit institution, organized and existing under the laws of the United Mexican States, with its principal address at Av. Universidad 1200, 03339, Mexico, D.F., Mexico; and

B.	That the CUSTODIAN is a banking institution or trust company, incorporated or organized under the laws of Mexico, that is regulated as such by the Mexican government or an agency thereof.

III.

RECITALS

1. The FUND desires to have the CUSTODIAN provide to the FUND various services relating to the safekeeping and custody of the assets of the FUND and the maintenance of records relating to such assets; and

2. With the termination of the Trust known as Fondo México and the elimination of services of the CUSTODIAN as trustee to Fondo México, and legal ownership of FUND assets reverting to the FUND, modifications are required to be made to this Agreement.

In consideration of the mutual agreements herein contained, the FUND and the CUSTODIAN, intending to be legally bound hereby, agree as follows:

IV.

COVENANT

The CUSTODIAN shall hold in its physical custody, securities or evidence of such securities and monies of the Fund as are entrusted to it by the Fund, in accordance with the provisions of Section 17 of the 1940 Act, the rules and regulations thereunder of the 1940 Act, and as herein provided.

V.

APPOINTMENT OF CUSTODIAN

1. The FUND hereby appoints the CUSTODIAN to act as custodian of the Assets during the term of this Agreement and the CUSTODIAN shall be provided with a copy of the resolution of the FUND’s Board of Directors authorizing such custody.

2. The CUSTODIAN hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3. The FUND and the CUSTODIAN hereby agree that this Agreement is non-exclusive, and that the FUND, in its sole discretion, may appoint a custodian or custodians other than the CUSTODIAN.

VI.

AUTHORIZATION OF SUBCUSTODIANS

The CUSTODIAN shall, upon receipt of Instructions, from time to time, enter into agreements with one or more subcustodians provided that any such subcustodian shall be an eligible foreign custodian as such term is defined in the 1940 Act (“Eligible Foreign Custodian”) and that any such agreement shall be approved by the Board of Directors of the FUND pursuant to Rule 17f-5 under the 1940 Act. In any event, the CUSTODIAN shall authorize the holding of Assets by such Eligible Foreign Custodian only:

1. To the extent that the Securities and Cash are not subject to any right, charge, security interest, lien or claim of any kind in favor of any such Eligible Foreign Custodian or its creditors except for their safe custody or administration; and

2. To the extent that the legal and beneficial ownership of Securities is freely transferable without the payment of money or value other than for safe custody or administration.

Any such subcustodian shall provide the custody services otherwise required of the CUSTODIAN and as set forth hereunder.

VII.

CUSTODY OF ASSETS

1. The CUSTODIAN shall hold all of the Assets, and title to such Assets shall be held in the name of the FUND. The holding of Assets by the CUSTODIAN are authorized only:

(a) To the extent that the Assets are not subject to any right, charge, security interest, lien or claim of any kind in favor of the CUSTODIAN or its creditors except for their safe custody or administration; and

(b) To the extent that the beneficial ownership of Assets is freely transferable without the payment of money or value other than for safe custody or administration.

2. The CUSTODIAN shall hold all Assets during the period of this Agreement in accordance with the requirements of the 1940 Act and the rules and regulations thereunder. The CUSTODIAN will not be responsible for such Assets until they are actually received by it or title thereto transferred into the name of the FUND.

3. The CUSTODIAN shall credit to a separate account in the name of the FUND or shall deposit in such account with a subcustodian as provided for in this Article VII all monies received by it for the account of the FUND, and shall disburse or authorize disbursement of the same only:

(a) In payment for Assets purchased, as provided in Article VIII hereof;

(b) In payment of dividends, distributions and taxes as provided in Article IX hereof; or

(c) Pursuant to Instructions setting forth the name and address of the person to whom payment is to be made, the amount to be paid, the manner and currency of payment, the corporate purpose, including payment of expenses, for which payment is to be made, and declaring such purpose to be a proper corporate purpose.

4. All Assets which are issued or issuable in bearer form shall be held by the CUSTODIAN in bearer form. The CUSTODIAN shall have no power to release or deliver any securities held by it except as specifically provided in this Agreement. The CUSTODIAN agrees to transfer, exchange, or deliver Assets held by it only:

(a) In connection with sales of Securities as provided in Article VIII hereof;

(b) In connection with exchanges, transfers or deliveries as provided in paragraph 9 of this Article VII;

(c) For the purpose of presenting Securities for payment or exchanging temporary Securities for definitive Securities as provided in subparagraphs 7(b) and 7(c) of this Article VII; or

(d) Pursuant to Instructions specifying the Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such Assets shall be made.

5. The CUSTODIAN shall, on each day on which the Mexican Stock Exchange is open for business, advise the Investment Adviser of the transactions processed by the CUSTODIAN for the previous day including the beginning and ending cash balances. The CUSTODIAN shall furnish the FUND each month with a cash statement summarizing all transactions during such month and a listing of the names, amounts, coupons and nominal values of the Assets. The CUSTODIAN also shall furnish the FUND, upon request, such information, books and records as may be required by the FUND to comply with the 1940 Act, particularly Section 31 thereof and Rules 31a-1 and 3la-2 thereunder, and Federal, state and foreign tax laws and other legal or administrative rules or procedures, in each case as currently in effect and applicable to the FUND. All records so maintained in connection with the performance of its duties under this Agreement shall, in the event of termination of this Agreement, be preserved and maintained by the CUSTODIAN as required by regulation, and shall be made available to the FUND or its agent upon request.

The CUSTODIAN hereby agrees, subject to restrictions under applicable laws, that the books and records of the CUSTODIAN pertaining to its actions under this Agreement shall be open to the physical, on-premises inspection and audit at reasonable times by the independent accountants (“Accountants”) employed by, or other representatives of, the FUND. The CUSTODIAN hereby agrees that, subject to restrictions under applicable laws, access shall be afforded to the Accountants to such of the books and records of any subcustodian with respect to the Assets as shall be required by the Accountants in connection with their examination of the books and records pertaining to the affairs of the FUND. The CUSTODIAN also agrees that as the FUND may reasonably request from time to time, the CUSTODIAN shall provide the Accountants with information with respect to the CUSTODIAN’S system of internal accounting controls as they relate to the services provided under this Agreement, and the CUSTODIAN shall use its best efforts to obtain and furnish similar information with respect to each subcustodian.

6. The CUSTODIAN shall hold all of the Assets hereunder in a separate account physically segregated at all times from those of any other person or persons. All Assets are to be held or disposed of by the CUSTODIAN subject at all times to Instructions given in accordance with the terms of this Agreement. The FUND will furnish to the CUSTODIAN any necessary instruments to enable the CUSTODIAN to hold or deliver in proper form for transfer any Assets.

7. Unless the CUSTODIAN receives Instructions to the contrary, the CUSTODIAN shall:

(a) Collect all income due or payable on Assets held hereunder;

(b) Present for payment and collect the amount payable upon all Assets which may mature or be called, redeemed, or retired, or otherwise become payable;

(c) Surrender Securities in temporary form for definitive Securities;

(d) Execute as custodian with respect to Assets held hereunder any necessary declarations or certificates of ownership under the income tax laws or regulations of Mexico, the United States of America, or any other taxing authority now or hereafter in effect and applicable to the FUND; and

(e) Hold all stock dividends, rights and similar Securities issued with respect to any Assets held by it hereunder.

8. The CUSTODIAN is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of monies received by it hereunder.

9. Upon receipt of Instructions, the CUSTODIAN shall:

(a) Deliver any Assets held hereunder in exchange for other Assets in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or upon the exercise of any rights or conversion privileges;

(b) Deliver any Assets held hereunder to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such receipts or other instruments or documents as may be issued to it to evidence such delivery; and

(c) Make such transfers or exchanges of the Assets held hereunder, and take such other steps, as shall be stated in said Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization.

VIII.

PURCHASE AND SALE OF PORTFOLIO SECURITIES

1. Within 24 hours after each purchase of Securities, the Investment Adviser, on behalf of the FUND, shall deliver to the CUSTODIAN Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares and coupons or the principal amount purchased, and accrued interest, if any (c) the date of purchase and settlement, (d) the purchase price per share or unit, (e) the brokerage commissions or other charges payable in connection with such purchase, (f) the total amount payable upon such purchase, and (g) the name of the person from whom or broker through whom the purchase was made. The CUSTODIAN, another Eligible Foreign Custodian designated in accordance with Rule 17f-5 under the 1940 Act, or another custodian employed by the FUND shall receive and hold all Securities purchased from the person through or from whom the same were purchased. Upon receipt from such person of such Securities, the CUSTODIAN shall pay, or authorize such other Eligible Foreign Custodian to pay, out of the Assets held hereunder, the total amount payable upon such purchase, provided that the same conforms to the total amount payable shown on such Instructions.

2. Within 24 hours after each sale of Securities in the custody of the CUSTODIAN or an Eligible Foreign Custodian, the Investment Adviser, on behalf of the FUND, shall deliver to the CUSTODIAN Instructions specifying with respect to each such sale (a) the name of the issuer and the title of the Security, (b) the number of shares and coupons or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the brokerage commissions or other charges payable in connection with such sale, (f) the total amount payable upon such sale, (g) the name of the broker through whom or the person to whom the sale was made, and (h) the date delivery is due. The CUSTODIAN or another Eligible Foreign Custodian holding Securities constituting part of the Assets shall deliver such Securities to the broker or other person named in such Instructions upon receipt of the total amount payable upon such sale provided that the same conforms to the total amount payable as set forth in such Instructions. The CUSTODIAN may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities in Mexico.

IX.

PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. Upon the declaration of any dividend or distribution by the Board of Directors of the FUND, the FUND shall furnish written notice to the CUSTODIAN of a resolution of the Board of Directors of the FUND, setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which stockholders entitled to payment shall be determined, and the amount payable per share to the stockholders of record as of that date and the total amount payable to the FUND’s Dividend Paying Agent on the payment date (or such earlier date as necessary to ensure the timely receipt of such amount by the FUND’s Dividend Paying Agent by such payment date), less any applicable Mexican taxes or other governmental charges.

2. Upon the payment date specified in such resolution (or such earlier date as necessary to ensure the timely receipt of the total amount payable to the FUND’s Dividend Paying Agent by the specified payment date), the CUSTODIAN shall pay out of the monies held for the FUND the total amount payable to the Dividend Paying Agent and advise the FUND of such payment.

X.

VOTING

All voting rights with respect to the Assets shall be exercised in the manner as directed by the Investment Adviser.

XI.

CONCERNING THE CUSTODIAN

1. Notwithstanding any other provision of this Agreement, the CUSTODIAN shall not be liable for any loss or damage, including reasonable counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence, negligent failure to act, or willful misconduct.

2. Without limiting the generality of the foregoing, the CUSTODIAN shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The validity of the issue of any Securities purchased hereunder, the legality of any such purchase, or the propriety of the amount paid for any such purchase;

(b) The legality of the sale of any Securities hereunder, or the propriety of the amount for which the same are sold; or

(c) The legality of the declaration of any dividend by the FUND, or the legality of the issue of any shares of the FUND’s capital stock in payment of any stock dividend.

3. The CUSTODIAN shall not be liable for, or considered to be the custodian of any money represented by any check, draft, or other instrument for the payment of money received by it until the CUSTODIAN or Eligible Foreign Custodian actually receives such money, or any contracts or Securities deposited with any third party or, except in connection with a purchase of Securities pursuant to Article VIII, any cash deposited by the CUSTODIAN with any third party pursuant to Instructions.

4. The CUSTODIAN shall not be under any duty or obligation to take action to effect collection of any amount due from the Transfer Agent of the FUND nor to take any action to effect payment or distribution by the Transfer Agent of the FUND of any amount paid by the CUSTODIAN to the Transfer Agent of the FUND in accordance with this Agreement.

5. The CUSTODIAN shall not be under any duty or obligation to take action either to effect collection of any amount, if the Securities upon which such amount is payable are in default or if payment is refused after due demand or presentation unless and until (i) it shall be directed to take such action by Instructions, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

6. The CUSTODIAN shall not be under any duty or obligation to ascertain whether any Security at any time delivered to or held by it hereunder is such as may be properly held under the provisions of the FUND’s Articles of Incorporation, the FUND’S By-laws, any representations set forth in a current FUND prospectus, or any laws or regulations applicable to the FUND.

7. The CUSTODIAN shall be entitled to rely upon any Instructions received by the CUSTODIAN and reasonably believed by the CUSTODIAN to be genuine.

8. The CUSTODIAN represents that it does not intend to obtain any insurance for the benefit of the FUND which protects against the imposition of exchange control restrictions on the transfer from Mexico of the proceeds of sale of any Securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by Mexico. The CUSTODIAN has discussed the availability of expropriation insurance with the FUND, and has advised the FUND as to its understanding of the position of the staff of the Securities and Exchange Commission that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company’s assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk. The FUND has acknowledged that it has the responsibility to review the possibility of such risks and what, if any, action should be taken.

XII.

COMPENSATION

The FUND agrees to pay to the CUSTODIAN from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time. In the event of any advance of cash for any purpose made by the CUSTODIAN pursuant to any Written Instruction, or in the event that the CUSTODIAN shall incur or be assessed any taxes in connection with the performance of this Agreement, the FUND shall indemnify and reimburse the CUSTODIAN therefor, except such assessment of taxes as results from the negligence, fraud, or willful misconduct of the CUSTODIAN or as constitutes a tax on income, gross receipts or the like of any one or more of them.

XIII.

INDEMNIFICATION

1. The CUSTODIAN shall indemnify and hold harmless the FUND from and against any loss, damage, costs, expense, liability or claim (including reasonable attorney’s fees) arising out of or in connection with the improper or negligent performance or nonperformance of the CUSTODIAN’S duties under this Agreement.

2. The FUND shall indemnify and hold harmless the CUSTODIAN from and against any cost, expense, liability or claim (including reasonable attorney’s fees) arising out of or in connection with the improper or negligent performance or nonperformance of the FUND’S duties under this Agreement.

XIV.

TERMINATION

1. The FUND or the CUSTODIAN may terminate this Agreement by giving to the other party a notice in writing, delivered by hand, sent by registered mail, overnight courier, via telex or facsimile transmission, specifying the date of such termination, which shall not be fewer than 60 days after the date of giving of such notice, unless shorter notice is agreed upon by the parties. In the event such notice is given, the FUND shall, on or before the termination date, deliver to the CUSTODIAN Instructions designating a successor custodian.

2. Upon termination of this Agreement, the CUSTODIAN shall, upon Instructions, deliver directly to the successor custodian or such other person as may be designated therein all Securities and monies then held by it hereunder, after deducting all expenses and other amounts for the payment or reimbursement of which it shall then be entitled hereunder.

XV.

GOVERNING LAW

This Agreement shall be governed by the laws of the State of Maryland and the United States of America.

XVI.

MISCELLANEOUS

1. The FUND will furnish to the CUSTODIAN certificates setting forth the names and the signatures of Authorized Persons. The FUND agrees to furnish to the CUSTODIAN new certificates in similar form in the event any such person ceases to be an Authorized Person, or in the event that other or additional Authorized Persons are elected or appointed. Until such new certificates shall be received, the CUSTODIAN shall be fully protected in acting under the provisions of this Agreement upon the signatures of the persons as set forth in the last delivered certificates.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the CUSTODIAN shall be sufficiently given if addressed to the CUSTODIAN and transmitted by facsimile or physically delivered, in either case with written confirmation of receipt, to it at its offices at Av. Universidad 1200, 03339, Mexico, D.F., Mexico or at such other place as the CUSTODIAN may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the FUND shall be sufficiently given if addressed to the FUND and transmitted by facsimile or physically delivered, in either case with written confirmation of receipt, to it at its offices at 77 Aristóteles Street, 3rd Floor, Polanco, 11560 Mexico, D.F., Mexico, or at such place as the FUND may from time to time designate in writing, attn: José Luis Gómez Pimienta, with a copy to the Investment Adviser at its offices at 77 Aristóteles Street, 3rd Floor, Polanco, 11560 Mexico, D.F., Mexico or such other place as the Investment Adviser may from time to time designate in writing.

4. This Agreement may not be further amended or modified in any manner except by a written agreement executed by all parties with the same formality as herein and authorized and approved by the resolution of the Board of Directors of the FUND.

5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assignable by the FUND without the written consent of the CUSTODIAN, or by the

CUSTODIAN without the written consent of the FUND, authorized or approved by a resolution of its Board of Directors.

6. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Custody Agreement to be executed by their respective corporate officers, thereunder duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

THE MEXICO FUND, INC.

Attest:	By:
JOSE LUIS GOMEZ PIMIENTA PRESIDENT

BANCOMER, S.A.
(AS CUSTODIAN)

Attest:	By: